REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Endeavor Group Holdings, Inc.

Opinion on the Financial Statements

We have audited the combined balance sheet of The Olympus Business of Endeavor Group Holdings, Inc. (the “Company”) as of December 31, 2024, the related combined statements of operations, comprehensive loss, equity, and cash flows, for the year then ended, and the related notes (collectively referred to as the “financial statements”) (not presented herein). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced net losses and insufficient operating cash flows and has been dependent on ongoing capital investments from its parent company to continue operations, which are contingent on factors outside of the Company’s control. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition – Refer to Notes 2 and 13 to the financial statements

Critical Audit Matter Description

The Company enters into arrangements that require the Company to determine whether it is acting as a principal or an agent. This determination involves judgment and requires evaluation as to whether the Company controls the goods or services before they are transferred to the customer. The Company considers if it is primarily responsible for fulfillment and acceptability of the goods or services, if it has the inventory risk before or after the transfer to the customer, and if the Company has discretion in establishing prices.

We have identified revenue recognition for certain customer arrangements involving experience packages sold by third-parties as a critical audit matter because of the significant audit effort necessary to evaluate the Company’s principal versus agent conclusions. This required a higher degree of auditor judgment and an increased extent of effort in auditing the accounting for these arrangements.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the revenue recognition for certain customer arrangements involving experience packages sold by third-parties included the following, among others:

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We evaluated the Company’s revenue recognition policy for arrangements with principal versus agent considerations.
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We obtained and read the underlying contracts and other source documents that were part of the arrangement.
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With the assistance of professionals in our firm having expertise in accounting for revenue, we evaluated management’s conclusion regarding principal versus agent considerations.
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We tested management’s application of accounting principles generally accepted in the United States of America, including the identification of the performance obligation(s) within the customer contract, the allocation of transaction price to each distinct performance obligation, management’s assessment of whether to recognize revenue at a point in time or over time for the identified performance obligations in each contract and the determination of presentation as principal or agent.
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We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognition in the financial statements.

/s/ Deloitte & Touche LLP

New York, New York

March 19, 2025

We have served as the Company’s auditor since 2024.